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                                                                   EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       of

                                 CSK AUTO, INC.
                                 --------------


           The undersigned, natural persons, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and as hereafter further amended and supplemented, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certify that:


                                   ARTICLE ONE
                                   -----------


           Section 1. The name of the Corporation is CSK Auto, Inc.


                                   ARTICLE TWO
                                   -----------


           Section 1. The address of its registered office in the State of Delaware is No. 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation Systems, Inc.


                                  ARTICLE THREE
                                  -------------

           Section 1. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE FOUR
                                  ------------

           Section 1. The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 85,000,000 consisting of 75,000,000 shares of Common Stock having a par value of $.001 per share, and 10,000,000 shares of Preferred Stock having a par value of $.001 per share. There shall be no preemptive rights with respect to any shares of capital stock of the Corporation.


           Section 2. The powers, preferences and the relative, participating, optional and other
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rights and the qualifications, limitations and restrictions of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof, which are not fixed by this Certificate of Incorporation, are as follows:

           A. Except as any provision of law, any provision herein or elsewhere in the Certificate of Incorporation may otherwise provide, each share of Common Stock of the Corporation shall have the same rights, privileges, interest and attributes, and shall be subject to the same limitations, as every other share of Common Stock of the Corporation and shall entitle the holder of record of any such issued and outstanding share to receive an equal proportion of any cash dividends which may be declared, set apart or paid, an equal proportion of any distributions of the authorized but unissued shares of Common Stock of the Corporation and/or its treasury shares, if any, which may be made, an equal proportion of the distribution of any bonds or property of the Corporation, including the shares or bonds of other corporations, which may be made, and an equal proportion of any distributions of the net assets of the Corporation (whether stated capital or surplus) which may be made upon the liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary; provided, that any distributions of the authorized but unissued shares of the Corporation and/or its treasury shares, if any, shall be made only in respect of shares of the same class, and, provided further, that no statement herein contained shall be deemed to limit, curtail, or divest the authority of the Board of Directors of the Corporation to make any proper distributions, including distributions of authorized but unissued shares, in relation to its treasury shares, if any. Each issued and outstanding share of Common Stock shall entitle the holder of record thereof to one vote per share.

           B. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this subsection B. to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the General Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

           (1) the number of shares constituting that series and the distinctive designation of that series;

           (2) whether the holders of shares of that series shall be entitled to receive dividends and, if so, the rates, conditions and times of such dividends, any preference of any such dividends to, and the relation to, the dividends payable on any other class or classes of stock or any other series of the same class and whether dividends shall be cumulative or noncumulative;

           (3) whether the holders of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

           (4) whether shares of that series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified
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           event, shares of any other class or classes or of any other series of the same or other class or classes of stock of the Corporation and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

           (5) whether shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

           (6) whether shares of that series shall be subject to the operation of a retirement or sinking fund and, if so subject, the extent to and the manner in which it shall be applied to the purchase or redemption of the shares of that series, and the terms and provisions relative to the operation thereof;

           (7) the rights of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and any preference of any such rights to, and the relation to, the rights in respect thereto of any other class or classes of stock or any other series of the same class; and

           (8) whether shares of that series shall be subject or entitled to any other preferences, and the other relative, participating, optional or other special rights and qualifications, limitations or restrictions of shares of that series.


           Section 3. Except as may be provided in the terms and conditions fixed by the Board of Directors for any series of Preferred Stock, and in addition to any other vote that may be required by statute, stock exchange regulations, this Certificate of Incorporation or any amendment hereof, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote.


                                  ARTICLE FIVE
                                  ------------


           Section 1. The Corporation is to have perpetual existence.
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                                   ARTICLE SIX
                                   -----------

           Section 1. The name and the mailing address of each of the incorporators are as follows:

           Name                       Mailing Address
           ----                       ---------------

           Elaine S. Moshe            1211 Avenue of the Americas
                                      Suite 1700
                                      New York, NY 10036


                                  ARTICLE SEVEN
                                  -------------


           Section 1. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.


                                  ARTICLE EIGHT
                                  -------------


           Section 1. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Eight.


                                  ARTICLE NINE
                                  ------------


           Section 1. The number of directors which shall constitute the Board of Directors shall be not less than three (3) nor more than nine (9). The exact number of directors within the maximum and minimum limitation specified herein shall be fixed from time to time by resolution of the Board of Directors. At each annual meeting of stockholders held, the full Board of Directors shall be elected. Each director elected shall hold office for a term of one year.

           Section 2. The directors shall have the power, from time to time, to increase or decrease their own number, within the maximum and minimum limitations specified therein, by resolution of the Board of Directors. Directors may not be removed from office except for cause by the affirmative vote of not less than a majority of the shares entitled to vote at an election of directors.

           Section 3. Newly created directorships resulting from an increase in the number of directors and all vacancies occurring in the Board, including vacancies occurring in the Board by reason of the removal of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and directors so chosen shall hold office until the next election of the Board of Directors, and until their successors shall be elected and qualified.


                                   ARTICLE TEN
                                   -----------


           Section 1. No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                                 ARTICLE ELEVEN
                                 --------------


           Section 1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as
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provided in the following paragraph of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). To the extent that the Delaware General Corporation Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (but not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise (hereinafter an "undertaking"). In all other cases (including, without limitation, service by a director or officer in some other capacity, or service as such a director or officer in a circumstance where an undertaking is not required by law), any advancement of expenses shall be on such terms and conditions (including whether or not an undertaking shall be required in the particular case) as the board of directors of the Corporation deems appropriate from time to time.

            Section 2. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled also to be paid the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article or otherwise shall be on the Corporation.

           Section 3. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

           Section 4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

           Section 5. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of director, officers and employees of the Corporation.

           Section 6. Each reference in this Article to service as agent of another corporation or other entity shall include, without limitation, service as a trustee or administrator of an employee benefit plan.


                                 ARTICLE TWELVE
                                 --------------


           Section 1. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the laws of the State of Delaware or of the Certificate of Incorporation, such corporate action may only be taken at a meeting of the stockholders.


                                ARTICLE THIRTEEN
                                ----------------


           Section 1. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                ARTICLE FOURTEEN
                                ----------------


           From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article. Each reference in this instrument to the Certificate of Incorporation shall mean this Certificate of Incorporation as amended and/or restated from time to time.


           IN WITNESS WHEREOF, the undersigned as the incorporators of the Corporation have signed this Certificate this 19th day of June, 1996


                                                  /s/  Elaine S. Moshe
                                                -----------------------------
                                                   Elaine S. Moshe